Exhibit 99.1

22nd Century Group Announces $5.0 Million Registered Direct Offering at Market

July 25, 2016

Clarence, New York – 22nd Century Group, Inc. (NYSE MKT: XXII), a plant biotechnology company that is a leader in tobacco harm reduction, announced today that the Company entered into an agreement as of July 24, 2016 with one existing institutional investor to receive $5.0 million in gross proceeds in a registered direct offering through the sale of common stock priced at $0.81 per share. The transaction includes 6,172,840 shares of the Company’s common stock and 66-month warrants to purchase 1,543,210 shares of common stock at an exercise price of $1.00 per share (immediately exercisable). In addition, the agreement provides for the Company to cancel an aggregate of 5.5 million existing warrants held by such institutional investor with exercise prices of $1.21 and $1.25 per share, respectively, and to issue new warrants to such investor to purchase 5.5 million shares at an exercise price of $1.00 per share (not exercisable for six months from issuance).

The offering is expected to close on or about July 27, 2016, subject to customary closing conditions, including approval of a NYSE MKT listing application. The net proceeds of the financing will be used for general corporate purposes, including working capital.

Chardan Capital Markets, LLC acted as the sole placement agent for this transaction.

The securities described above are being offered by the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-195386). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Chardan Capital Markets, LLC, 150 East 58th Street, 28th Floor, New York, NY 10155, at (646) 465-9028, or the Securities and Exchange Commission's website at http://www.sec.gov.

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on technology which allows it to increase or decrease the level of nicotine in tobacco plants and the level of cannabinoids in cannabis plants through genetic engineering and plant breeding. The Company’s primary mission is to reduce the harm caused by smoking. 22nd Century currently owns or exclusively controls more than 200 issued patents and more than 50 pending patent applications around the world. Visit www.xxiicentury.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 18, 2016, including the section entitled “Risk Factors,” and our other reports filed with the U.S Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contacts

Investor Relations:

IRTH Communications

Andrew Haag, 866-976-4784

xxii@irthcommunications.com

or

Redington, Inc.

Tom Redington, 203-222-7399